Exhibit 10.2

PROMISSORY NOTE

$5,000,000.00	July 31, 2015

For value received, the undersigned, FNY MANAGED ACCOUNTS LLC, a Delaware limited liability company (“Payor”), hereby promises to pay to the order of OVERSTOCK.COM, INC., a Delaware corporation (“Payee”), the principal amount of FIVE MILLION AND NO/100 Dollars ($5,000,000.00), together with interest on the unpaid principal amount hereof at the rate of 3.0% per annum from the date hereof until such principal amount is paid in full, as specified in the Cryptodebt and Note Purchase Agreement dated July 31, 2015 by and among Payee, Payor and Medici, Inc., a Utah corporation (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”).  All amounts remaining unpaid under this Promissory Note on July 31, 2020 (the “Maturity Date”) shall be due and payable on the Maturity Date.

This Promissory Note is subject to the terms of the Agreement.  Capitalized terms used in this Promissory Note that are defined in the Agreement and not otherwise defined in this Promissory Note have the meanings assigned to such terms in the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity of this Promissory Note upon the happening of certain events stated in the Agreement.  The Payor may make prepayments on this Promissory Note at any time without penalty or fee.

The outstanding principal amount hereof shall bear interest at 3.0% per annum and shall be payable annually in arrears for the preceding calendar year on the last business day of each January.  The payment obligations of Payor under this Promissory Note, including interest payments, shall be offset against the interest payments of Payee on the Cryptodebt and the payment obligations of Payee in connection with the redemption of the Cryptodebt, as set forth in the Agreement.  Notwithstanding the foregoing, all then accrued unpaid interest shall be due and payable on the Maturity Date or on the date of any prior voluntary or mandatory prepayment of this Promissory Note.  Both principal and interest are payable in lawful money of the United States of America to the Payee at the location or address specified by the Payee to the Payor in same day funds.  The Payee shall record payments of principal made under this Promissory Note, but no failure of the Payee to make such recordings shall affect the Payor’s repayment obligations under this Promissory Note.

This Promissory Note is made expressly subject to the terms of the Agreement.

The Payor hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Promissory Note shall operate as a waiver of such rights.

THIS PROMISSORY NOTE SHALL BE THE GENERAL UNSECURED OBLIGATION OF FNY MANAGED ACCOUNTS LLC AND SHALL HAVE NO CONTRACTUAL PRIORITY OVER ANY OTHER DEBT OF FNY MANAGED ACCOUNTS LLC.

THIS PROMISSORY NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

THIS PROMISSORY NOTE, THE AGREEMENT AND THE TRANSACTION DOCUMENTS DESCRIBED IN THE AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS

PROVIDED FOR HEREIN AND THEREIN.  ADDITIONALLY, THIS PROMISSORY NOTE, THE AGREEMENT AND THE TRANSACTION DOCUMENTS DESCRIBED IN THE AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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PAYOR:

FNY MANAGED ACCOUNTS LLC

By:	/s/ Donald Motschwiller

Name:	Donald Motschwiller

Title:	Chief Executive Officer

[Signature Page to Promissory Note]